UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2026
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.
To the extent required by Item 3.03, the disclosure set forth in Item 5.03 is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 13, 2026, Intensity Therapeutics, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware an amendment (the “Certificate of Amendment”) to its amended and restated certificate of incorporation, as amended, to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-25 (the “Reverse Stock Split”). Pursuant to the Certificate of Amendment, the Reverse Stock Split will become effective as of 4:01 p.m. Eastern Time on February 18, 2026 (the “Effective Time”) and shares of the Company’s Common Stock are expected to begin trading on a post-split basis at the open of trading on The Nasdaq Capital Market on February 19, 2026. At the Effective Time, every twenty-five (25) shares of the Company’s issued and outstanding shares of Common Stock will be automatically converted into one (1) share of Common Stock, without any change in the par value per share. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans. No change will be made to the number of shares of Common Stock authorized under the Company’s amended and restated certificate of incorporation. Any stockholder who would otherwise be entitled to a fractional share of Common Stock created as a result of the Reverse Stock Split is entitled to receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sale price of a share of Common Stock on The Nasdaq Capital Market on February 18, 2026, as adjusted for the Reverse Stock Split.
Following the Reverse Stock Split, the shares of Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “INTS.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 45828J 202.
The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 of this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Information.
On February 13, 2026, the Company issued a press release announcing the Reverse Stock Split. The press release is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Intensity Therapeutics, Inc.
99.1	Press Release issued February 13, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 13, 2026

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer
[Signature Page to the Form 8-K]
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